Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK	x
:
In re	: :	Chapter 11 Case No.
BEARINGPOINT, INC., et al.,	: :	09 — 10691 (REG)
Debtors.	: :	(Jointly Administered)
x
ORDER CONFIRMING DEBTORS’ MODIFIED SECOND AMENDED JOINT PLAN
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED DECEMBER 17, 2009
          BearingPoint, Inc. and certain of its affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”), having proposed and filed the Debtors’ Modified Second Amended Joint Plan Under Chapter 11 of the Bankruptcy Code, dated December 17, 2009 (the “Plan”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”); and the Bankruptcy Court having entered, after due notice and a hearing, the Order (i) Approving the Proposed Disclosure Statement, (ii) Establishing Solicitation and Voting Procedures, (iii) Scheduling a Confirmation Hearing, and (iv) Establishing Notice and Objection Procedures for Confirmation of the Debtors’ Second Amended Joint Plan, dated November 4, 2009 [Docket No. 1400] (the “Disclosure Statement Order”); and the Disclosure Statement for Debtors’ Second Amended Join Plan under Chapter 11 of the Bankruptcy Code (the “Disclosure Statement”) and the Plan and the Solicitation Package (as defined below) having been distributed to holders of Claims entitled to vote thereon as provided in the Disclosure Statement Order; and due notice of (i) entry of the Disclosure Statement Order, (ii) the Confirmation Hearing, and (iii) the deadline for voting on, and/or objecting to, the Plan having been provided to holders of Claims against and Equity Interests in the Debtors and other parties in interest in accordance with the Disclosure Statement Order, the

Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Bankruptcy Rules for the Southern District of New York (the “Local Rules”); and such notice being sufficient under the circumstances and no other or further notice being required; and objections (the “Objections”) to the Plan having been interposed; and the Objections having been overruled or resolved prior to the hearing; upon consideration of the (i) Memorandum of Law in Support of Confirmation of the Debtors’ Second Amended Joint Plan Under Chapter 11 of the Bankruptcy Code (the “Confirmation Brief”) [Docket No. 1527], (ii) Declaration of Craig Johnson of The Garden City Group, Inc. Certifying the Methodology for the Tabulation of Votes on and Results of Voting With Respect to the Debtors’ Second Amended Joint Plan Under Chapter 11 of the Bankruptcy Code, Dated November 2, 2009 [Docket No. 1326] (describing the methodology for the tabulation and results of voting with respect to the Plan and evidencing that the Debtors have received the requisite acceptances of the Plan in both number and amount as required by section 1126 of the Bankruptcy Code) (the “GCG Declaration”); (iii) Declaration of John DeGroote in Support of Entry of an Order Confirming the Debtors’ Second Amended Joint Plan Under Chapter 11 of the Bankruptcy Code, dated November 2, 2009 [Docket No. 1525] (the “DeGroote Declaration”); (iv) Declaration of David C. Johnston In Support of Confirmation of the Second Amended Joint Plan Under Chapter 11 of the Bankruptcy Code (the “Johnston Declaration,” and, together with the GCG Declaration, the DeGroote Declaration, the “Declarations”); and (v) each of the Objections which has not been withdrawn or otherwise mooted; and the hearing to consider confirmation of the Plan having been held before the Bankruptcy Court on December 17, 2009 (the “Confirmation Hearing”); and the Bankruptcy Court having reviewed and considered the Plan, the Disclosure Statement, the Disclosure Statement Order, the Confirmation Brief, each of the Objections which has not been withdrawn or otherwise mooted and the responses thereto and all related documents; and the appearance of all interested parties having been duly noted in the record of the Confirmation Hearing, including the Declarations filed and testimony therein and the exhibits admitted into evidence; and upon all of the proceedings had before the Bankruptcy Court and upon the entire record of the Confirmation Hearing; and the Bankruptcy Court having determined based upon all of the foregoing that the Plan should be confirmed, as reflected by the Bankruptcy Court’s rulings made herein and on the record of the Confirmation Hearing; and after due deliberation and sufficient cause appearing therefor, it is hereby DETERMINED, FOUND, ADJUDGED, DECREED:
FINDINGS OF FACT
     A. Findings. The findings set forth herein and on the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.
     B. Exclusive Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). This Court has jurisdiction over the Debtors’ Chapter 11 Cases (as defined below), the confirmation of the Plan and the Objections pursuant to 28 U.S.C. § 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and this Court has jurisdiction to enter a final order with respect thereto. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

     C. Commencement and Joint Administration of the Debtors’ Chapter 11 Cases. On February 18, 2009 (the “Commencement Date”), the Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”). The Debtors have operated their business and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee has been appointed in these Chapter 11 Cases.
     D. Official Committee of Unsecured Creditors. On February 27, 2009, the Office of the United States Trustee for the Southern District of New York (the “U.S. Trustee”) appointed a committee of unsecured creditors (the “Creditors’ Committee”).
     E. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, adduced and/or presented at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases.
     F. Burden of Proof. The Debtors have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence.
     G. Solicitation and Notice. On November 4, 2009, the Bankruptcy Court entered the Disclosure Statement Order, which, among other things, approved the Disclosure Statement, finding that it contained “adequate information” within the meaning of section 1125 of the Bankruptcy Code, and established procedures for the Debtors’ solicitation of votes of acceptances and rejections with respect to the Plan. The (a) Disclosure Statement (with a copy of the Plan attached thereto), (b) Disclosure Statement Order, (c) Confirmation Hearing Notice, and (d) appropriate ballots for voting on the Plan (the “Ballots”), and (d) a letter from the Creditors’ Committee (collectively, the “Solicitation Package”) were served in compliance with the Bankruptcy Rules and the Disclosure Statement Order. As described in the Disclosure Statement Order, (i) the service of the Solicitation Package was adequate and sufficient under the circumstances of these Chapter 11 Cases, and (ii) adequate and sufficient notice of the Confirmation Hearing and other requirements, deadlines, hearings and matters described in the Disclosure Statement Order were timely provided in compliance with the Bankruptcy Rules, and provided due process to all parties in interest.
     H. As is evidenced by the Affidavit of Service mailing, dated November 13, 2009, of Karen E. Petriano, an Assistant Director with The Garden City Group, Inc., (“GCG”) [Docket No. 1423], all parties required to be provided notice of the Confirmation Hearing (including the deadline for filing and serving objections to confirmation of the Plan) have been given due, proper, timely and adequate notice in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and have had an opportunity to appear and be heard with respect thereto. No other or further notice is required.
     I. Voting. Votes on the Plan were solicited after disclosure of “adequate information” as defined in section 1125 of the Bankruptcy Code. As evidenced by the GCG Declaration, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith and in a manner consistent with the Disclosure Statement Order, the Bankruptcy Code and the Bankruptcy Rules.
     J. Plan Supplement. On December 1, 2009, the Debtors filed that certain supplement to the Plan [Docket No. 1466] (the “Plan Supplement”), which includes the following documents: (i) Schedule of Executory Contracts to be Assumed Pursuant to Section 8.01(A) of the Plan; (ii) Schedule of Leases to be Assumed Pursuant to Section 8.01(B) of the Plan; (iii) Schedule of Executory Contracts Subject to Deferred Rejection Pursuant to Section

8.02 of the Plan; (iv) Form of Liquidating Trust Agreement; (v) Liquidating Trustee’s Biographical Information; and (vi) List of Potential Preference Action Parties. On December 15, 2009, the Debtors filed a revised Plan Supplement, which included certain non-substantive, technical modifications (the “Plan Supplement Modifications”). [Docket No. 1532]. The Plan Supplement Modifications are hereby made a part of the Plan Supplement. All such materials comply with the terms of the Plan, and the filing and notice of such documents is good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules and no other or further notice is or shall be required.
Modifications of the Plan
     K. Modification of Plan. Subsequent to Solicitation, on December 17, 2009, the Debtors filed an amendment to the Plan with certain non-substantive, technical modifications to the Plan. Subsequent to the Confirmation Hearing, additional non-substantive, technical modifications were made to the Plan, as well as certain changes to conform to the Court’s rulings regarding the releases contained in the Plan (all modifications discussed in this paragraph, collectively the “Modifications”). Pursuant to section 1127(a) of the Bankruptcy Code, the Modifications are hereby made a part of the Plan.
     L. Notice of Modifications. The filing and the description of the Modifications on the record at the Confirmation Hearing constitute due and sufficient notice thereof under the circumstances of these Chapter 11 Cases. The Modifications do not materially or adversely affect the treatment of any Claims against or Equity Interests in the Debtors under the Plan. Additionally, creditors voting on the Plan were put on notice of potential modifications to the releases in the Plan to conform with the Creditors Committee’s objection to the releases. The

Modifications neither require additional disclosure under section 1125 of the Bankruptcy Code nor re-solicitation of vote on the Plan under section 1126 of the Bankruptcy Code.
     M. Deemed Acceptance of Plan as Modified. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims against the Debtors who voted to accept the Plan are hereby deemed to have accepted the Plan as amended consistent with the Modifications.
     N. No holder of a Claim against the Debtors who has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence of the Modifications.
     O. Compliance with Bankruptcy Code Section 1127. The Modifications incorporated in the Plan comply with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.
Compliance With Section 1129 of the Bankruptcy Code
     P. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.
     Q. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). In addition to Administrative Expense Claims, Professional Compensation and Reimbursement Claims, Indenture Trustee Fees, Priority Tax Claims, and Claims related to Employees’ Paid Time Off in Article II of the Plan, which need not be classified, Article III of the Plan designates the following eight classes of Claims and one class of Equity Interests: Class 1 (Priority Non-Tax Claims), Class 2 (Secured Tax Claims), Class 3 (Other Secured Claims), Class 4(a) (Series C Noteholder Claims), Class 4(b) (FFL Noteholder Claims), Class 5 (Junior Noteholder Claims), Class 6 (General Unsecured Claims), Class 7 (Other Subordinated Claims), and Class 8 (Equity Interests). Each of the Claims or Equity Interests, as the case may be, in each particular Class is substantially similar to the other Claims or Equity Interests in such Class. Valid business, legal and factual reasons exist for separately classifying the various Claims and Equity Interests pursuant to the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.
     R. Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III and Sections 4.1, 4.2 and 4.3 of the Plan specify that Class 1 (Priority Non-Tax Claims), Class 2 (Secured Tax Claims), and Class 3 (Other Secured Claims) are unimpaired by the Plan, thereby complying with section 1123(a)(2) of the Bankruptcy Code. The Plan therefore satisfies section 1123(a)(2) of the Bankruptcy Code.
     S. Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III and Sections 4.4 — 4.9 of the Plan specify that Class 4(a) (Series C Noteholder Claims), Class 4(b) (FFL Noteholder Claims), Class 5 (Junior Noteholder Claims), Class 6 (General Unsecured Claims), Class 7 (Other Subordinated Claims), and Class 8 (Equity Interests) are impaired pursuant to the Plan, thereby complying with section 1123(a)(3) of the Bankruptcy Code. The Plan therefore satisfies section 1123(a)(3) of the Bankruptcy Code.
     T. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment on account of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code. The Plan therefore satisfies section 1123(a)(4) of the Bankruptcy Code.
     U. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan, together with the documents and agreements contemplated in the Plan Supplement, provide adequate and proper means for the implementation of the Plan as required by section 1123(a)(5) of the Bankruptcy Code. The Plan therefore satisfies section 1123(a)(5) of the Bankruptcy Code.
     V. Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Plan provides for the transfer of the Debtors’ assets to the Liquidating Trust and the Liquidation of all of the Debtor entities. As such, the Plan does not provide for the issuance of nonvoting equity securities, and the Plan satisfies section 1123(a)(6).
     W. Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). Pursuant to the Plan, the Debtors will be liquidated. As such, no officers or directors will be selected with respect to any of the Debtors. The selection of the Liquidating Trustee was made in consultation with the Creditors’ Committee, and the Liquidating Trust will be overseen by the Trust Advisory Board (the “TAB”). The TAB will consist of two members of the current Creditors’ Committee. As such, the Plan satisfies section 1123(a)(7).
     X. Additional Plan Provisions (11 U.S.C. § 1123(b)). The other provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code. The failure to specifically address a provision of the Bankruptcy Code in this Order shall not diminish or impair the effectiveness of this Order.
     Y. Impairment/Unimpairment of Classes of Claims and Equity Interests (§ 1123(b)(1)). As contemplated by section 1123(b)(1) of the Bankruptcy Code, (a) Class 1 (Priority Non-Tax Claims), Class 2 (Secured Tax Claims), and Class 3 (Other Secured Claims) are not impaired by the Plan; and (b) Class 4(a) (Series C Noteholder Claims), Class 4(b) (FFL Noteholder Claims), Class 5 (Junior Noteholder Claims), Class 6 (General Unsecured Claims), Class 7 (Other Subordinated Claims), and Class 8 (Equity Interests) are impaired by the Plan.

     Z. Assumption and Rejection of Executory Contracts (11 U.S.C. § 1123(b)(2)). In accordance with section 1123(b)(2) of the Bankruptcy Code, Section 8.1 of the Plan provides that pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtors and any person or entity shall be deemed rejected by the Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (ii) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or notice of proposed assumption and assignment has been served pursuant to this Court’s Order Authorizing the Debtors’ to Establish Procedures in Aid of the Assumption, Assignment and Sale of Certain Public Service and Commercial Service Contracts [Docket No. 942, 1114], prior to the Confirmation Date, (iii) that is subject to deferred rejection in accordance with Section 8.2, or (iv) that is specifically designated as a contract or lease to be assumed on Schedules 8.01(A) (executory contracts) or 8.01(B) (unexpired leases), which schedules are contained in the Plan Supplement. The listing of a document on Schedules 8.01(A) or 8.01(B) shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder. Accordingly, the Plan satisfies the requirements of section 1123(b)(2) of the Bankruptcy Code.
     AA. Payments Related to Assumption of Contracts and Leases (11 U.S.C. § 1123(d)). Section 8.5 of the Plan provides for the satisfaction of default claims associated with each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All cure amounts will be determined in accordance with the underlying agreements and applicable bankruptcy and nonbankruptcy law. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code
     BB. Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Except as otherwise provided or permitted by orders of the Bankruptcy Court, the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Solicitation Package and in tabulating the votes with respect to the Plan, thereby complying with section 1125 with respect to the Disclosure Statement and the Plan.
     CC. Plan Proposed in Good Faith (11 U.S.C. § 1129 (a)(3)). The Debtors are the proponents for the Plan. The Debtors have proposed the Plan (including all documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby complying with section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the DeGroote Declaration, the record of these Chapter 11 Cases, including the record of the hearing to approve the Disclosure Statement, the record of the Confirmation Hearing, and other proceedings held in connection with these Chapter 11 Cases. The Plan is based upon extensive, arms’-length negotiations between and among the Debtors, the Creditors’ Committee, and other parties in interest, and represents the culmination of months of intensive negotiations and discussions among all parties in interest. Moreover, the Plan accomplishes maximization of the Debtors’ estates and equitable distribution of the Debtors’ assets by providing the means through which the Debtors and the Liquidating Trust may effectuate distributions to their creditors. Inasmuch as the Plan promotes the purposes of the Bankruptcy Code, the Plan and the related documents have been filed in good faith and the Debtors have satisfied its obligations under section 1129(a)(3).

     DD. Payment for Services or Cost and Expenses (11 U.S.C. § 1129(a)(4)). Pursuant to the interim compensation procedures previously approved by this Court and established in these Chapter 11 Cases pursuant to section 331 of the Bankruptcy Code, all payments made or to be made by the Debtors for services or for costs and expenses in connection with these Chapter 11 Cases, or in connection with the Plan and incident to the chapter 11 case, have been approved by, or are subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.
     EE. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The Debtors are liquidating, and, as such, will have no ongoing officers and directors. To the extent he appointment of the Liquidating Trustee implicates section 1129(a)(5), such appointment was made in conjunction with and with the support of the Creditors’ Committee and is in the best interest of all creditors. The Debtors have included certain biographical and compensation information for the Liquidating Trustee in the Liquidating Trust Agreement. As such, the Plan satisfies section 1129(a)(5).
     FF. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Debtors are liquidating and have no ongoing business subject to any such regulatory approval and accordingly, this section is inapplicable to the Plan.
     GG. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). As demonstrated by the DeGroote Declaration and the Johnston Declaration and the liquidation analysis contained in the Disclosure Statement, which employed commonly accepted methodologies and reasonable assumptions, with respect to each impaired class of Claims against or Equity Interests in the Debtors, each holder of a Claim or Equity Interest in such Class has accepted the Plan or will receive or retain pursuant to the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. Accordingly, the Plan satisfies section 1129(a)(7) of the Bankruptcy Code.
     HH. Acceptance by Certain Classes (11 U.S.C. 1129(a)(8)). Class 1 (Priority Non-Tax Claims), Class 2 (Secured Tax Claims), and Class 3 (Other Secured Claims) are unimpaired under the Plan and are, therefore, conclusively deemed to have accepted the Plan pursuant to section 1126(f). Class 4(a) (Series C Noteholder Claims), Class 4(b) (FFL Noteholder Claims) and Class 6 (General Unsecured Claims), which are impaired Classes of Claims eligible to vote, have affirmatively voted to accept the Plan. As such, section 1129(a)(8) is satisfied with respect to these Classes of Claims. Class 5 (Junior Noteholder Claims) has voted to reject the Plan, and holders of Other Subordinated Claims in Class 7 and Equity Interests in Class 8 are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code, as neither will receive or retain any property on account of their interests in the Debtors. Although, if, and to the extent, section 1129(a)(8) of the Bankruptcy Code is not satisfied with respect to Class 5, Class 7 and Class 8, the Plan may nevertheless be confirmed because the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Class 5, Class 7 and Class 8.
     II. Treatment of Administrative Expense Claims, Secured Tax Claims, and Priority Tax Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Expense Claims, Secured Tax Claims and Priority Tax Claims pursuant to Sections 2.1, 2.3 and 4.2, respectively, of the Plan satisfies the requirements of sections 1129(a)(9)(A), (C) and (D) of the Bankruptcy Code. The treatment of Priority Non-Tax Claims pursuant to Section 4.1 of the Plan satisfies the requirements of sections 1129(a)(9)(B) of the Bankruptcy Code, as applicable.

     JJ. Acceptance by Impaired Classes (11 U.S.C. § 1129(a)(10)). Class 4(a) (Series C Noteholder Claims), Class 4(b) (FFL Noteholder Claims) and Class 6 (General Unsecured Claims), each of which is impaired pursuant to the Plan and entitled to vote, voted to accept the Plan by the requisite majorities, determined without including any acceptance of the Plan by any insider. Specifically, as set forth in the GCG Declaration, Class 4(a) and Class 4(b) voted 100% in number and total dollar amount to accept the Plan, and Class 6 has voted 90.24% in number and 93.06% in total dollar amount to accept the Plan, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.
     KK. Feasibility (11 U.S.C. § 1129 (a)(11)). As demonstrated in the Johnston Declaration, the Debtors will have sufficient resources to timely meet all of their obligations under the Plan, including post-Confirmation Date obligations to pay for the costs of administering and fully consummating the Plan and closing the chapter 11 cases. Accordingly, the Plan is feasible and section 1129(a)(11) is satisfied.
     LL. Payment of Fees (11 U.S.C. § 1129(a)(12)). As required pursuant to Section 13.7 of the Plan, all fees payable under section 1930 of title 28 of the United States Code have been or will be paid on the Effective Date, or as soon thereafter as is practicable without effect given the proposed administrative substantive consolidation of the Debtors, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.
     MM. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Debtors have no obligations with respect to retiree benefits. Accordingly, section 1129(a)(13) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.
     NN. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.
     OO. The Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable to these Chapter 11 Cases.
     PP. No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtors are moneyed, business, or commercial corporations and/or partnerships, as the case may be, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.
     QQ. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). The Debtors have satisfied the requirements of sections 1129(b)(1) and (b)(2) of the Bankruptcy Code with respect to Class 5 (Junior Noteholder Claims), Class 7 (Other Subordinated Claims) and Class 8 (Equity Interests) (collectively, the “Rejecting Classes”). Based on the evidence proffered, adduced, and/or presented at the Confirmation Hearing and in the Declarations, the Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes. As required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, the Plan does not “unfairly discriminate” because each Rejecting Class is of a different legal nature and priority, and no Class of Claims or Equity Interests of similar legal rights is receiving different treatment under the Plan. The Plan is “fair and equitable” as to the Rejecting Classes because the Plan maintains the relative priority among the classes. Specifically, holders of Junior Noteholder Claims in Class 5 meet the requirements of section 1129(b)(2)(B) because the Plan enforces the contractual subordination, which subordinates the Junior Noteholder Claims to the Series C Noteholder Claims (Class 4(a)) and the FFL Noteholder Claims (Class 4(b)). As such, the only interests junior in priority to Junior Noteholder Claims are Other Subordinated Claims (Class 7) and Equity Interests (Class 8), neither of which will receive or retain any property under the Plan. Holders of (i) Other Subordinated Claims in Class 7 and (ii) Equity Interests in Class 8 meet the requirements of section 1129(b)(2)(B) of the Bankruptcy Code because no junior interest will receive or retain any property under the Plan on account of such junior interests. Based on the foregoing, the requirements of section 1129(b) of the Bankruptcy Code are met with respect to each of the Rejecting Classes. As such, the Plan may be confirmed notwithstanding the rejection by the Rejecting Classes.
     RR. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in this case, and accordingly, section 1129(c) of the Bankruptcy Code is satisfied in these Chapter 11 Cases.
     SS. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, as such satisfying the requirements of section 1129(d) of the Bankruptcy Code.
     TT. Small Business Case (11 U.S.C. § 1129(e). None of these Chapter 11 Cases are a “small business case,” as that term is defined in the Bankruptcy Code, and, accordingly, section 1129(e) of the Bankruptcy Code is inapplicable.
     UU. Good-Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Court in these Chapter 11 Cases, the Debtors have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation.

     VV. Satisfaction of Confirmation Requirements. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.
     WW. Implementation. All documents necessary to implement the Plan and all other relevant and necessary documents have been negotiated in good faith and at arms’-length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.
     XX. Good Faith. The Debtors, and all of their respective members, officers, directors, agents, financial advisers, attorneys, employees, partners, affiliates, and representatives, (i) have acted in good faith in negotiating, formulating and confirming the Plan and agreements, compromises, settlements, transactions and transfers contemplated thereby, and (ii) will be acting in good faith in proceeding to (a) consummate the Plan and the agreements, compromises, settlements, transactions, and transfers contemplated thereby and (b) take the actions authorized and directed or contemplated by this Order.
     YY. Executory Contracts and Unexpired Leases. The Debtors have satisfied the provisions of section 365 of the Bankruptcy Code with respect to the assumption, assignment and rejection of executory contracts and unexpired leases pursuant to the Plan.
     ZZ. Transfers by Debtors. All transfers of property of the Debtors’ estate, including, but not limited to transfers to the Liquidating Trust, shall be free and clear of all liens, charges, Claims, encumbrances, and other interests, except as otherwise expressly provided in the Plan, the Plan Documents, or this Order.
     AAA. Transfer of LC Cash Collateral Account. The transfer of the LC Cash Collateral Account from Wells Fargo Bank N.A. to Wells Fargo Foothill was appropriate and in the best interests of Debtors, their creditors, and all parties in interest.

     BBB. Dissolution of the Debtors. Notwithstanding anything herein to the contrary, as may be required for purposes of dissolution of the Debtors, the Debtors are authorized to issue a single share of stock, nominally in the name of the creditors of the Debtors, in order to take any action necessary thereof.
     CCC. Employees. The Debtors are authorized, but not required, to assign the employment agreements of any existing employees of the Debtors who have not been terminated as of the Effective Date to the Liquidating Trust.
     DDD. Injunction, Exculpation, and Releases. The Court has jurisdiction under sections 1334(a) and (b) of title 28 of the United States Code to approve the injunction, releases, and exculpation set forth in Article X of the Plan. Such provisions, in accordance with section 105(a) of the Bankruptcy Code, (i) are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (ii) confer substantial benefits on the Debtors’ estate, (iii) are fair and reasonable and (iv) are in the best interests of the Debtors, their estates, and parties in interest. Further, the exculpations and releases in the Plan do not relieve any party of liability for an act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence or the other exceptions set forth therein. Based upon the record of these Chapter 11 Cases and the evidence proffered, adduced, and/or presented at the Confirmation Hearing, this Court finds that the injunction, exculpation, and releases set forth in Article X of the Plan are consistent with the Bankruptcy Code and applicable law.
     EEE. Compromise and Settlement. Pursuant to Bankruptcy Rule 9019, in consideration for the classification, distribution and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. All Plan distributions made to creditors holding Allowed Claims in any Class are intended to be and shall be final, and no Plan distribution to the holder of a Claim in one Class shall be subject to being shared with or reallocated to the holders of any Claim in another Class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement, other similar inter-creditor arrangement or deficiency Claim.
     FFF. Liquidating Trust. Entry into the Liquidating Trust Agreement is in the best interests of the Debtors, the Debtors’ Estates and creditors and holders of Equity Interests. The establishment of the Liquidating Trust, the selection of John DeGroote to serve as the Liquidating Trustee, the form of the proposed Liquidating Trust Agreement (as it may be modified or amended), is appropriate and in the best interests of creditors and holders of Equity Interests. The Liquidating Trust Agreement shall, upon execution, be valid, binding and enforceable in accordance with its terms.
     GGG. Preservation of Causes of Action. It is in the best interests of the Debtors and their creditors and holders of Equity Interests that all Causes of Action, other than those expressly released under the Plan, be retained by the Liquidating Trust as set forth in the Plan.
CONCLUSIONS OF LAW
          NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:
     1. Confirmation. All requirements for confirmation of the Plan have been satisfied. The Plan is CONFIRMED in its entirety pursuant to section 1129 of the Bankruptcy Code. A copy of the confirmed Plan is attached as Exhibit “A” to this Order. The terms of the Plan and the Plan Supplement are incorporated by reference into, and are an integral part of, this Order.

     2. Objections. All parties have had a full and fair opportunity to litigate all issues raised by the Objections, or which might have been raised, and the Objections have been fully and fairly litigated. All other Objections, responses, statements, and comments in opposition to the Plan, other than those withdrawn with prejudice in their entirety prior to the Confirmation Hearing or otherwise resolved on the record of the Confirmation Hearing and/or herein are overruled for the reasons stated on the record.
     3. Solicitation and Notice. Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory based on the circumstances of these Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules. The solicitation of votes on the Plan and the Solicitation Package complied with the solicitation procedures in the Disclosure Statement Order, were appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, and were in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules.
     4. Plan Supplement. The documents contained in the Plan Supplement, and any amendments, modifications, and supplements thereto, and all documents and agreements introduced into evidence by the Debtors at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein or contemplated thereby), as applicable, are authorized and approved when they are finalized, executed and delivered. Without further order or authorization of this Court, the Debtors, the Liquidating Trust, and their successors are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement that are consistent with the Plan. Execution versions of the documents comprising the Plan Supplement, with such changes therein and modifications thereto as shall be agreed to by the Debtors and/or the Liquidating Trust, shall constitute legal, valid, binding, and authorized obligations of the respective parties thereto, enforceable in accordance with their terms and, to the extent applicable, shall create, as of the Effective Date, all liens and security interests purported to be created thereby.
     5. Omission of Reference to Particular Plan Provisions. The failure to specifically describe or include any particular provision of the Plan in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be approved and confirmed in its entirety.
     6. Plan Classification Controlling. The classifications of Claims and Equity Interests for purposes of the distributions to be made pursuant to the Plan shall be governed solely by the terms of the Plan. The classification set forth on the Ballots tendered or returned by the Debtors’ creditors in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Equity Interests under the Plan for distribution purposes; and (c) shall not be binding on the Debtors, the Liquidating Trust, creditors, or interest holders for purposes other than voting on the Plan.
     7. Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, upon entry of this Confirmation Order and subject to the occurrence of the Effective Date, the provisions of the Plan shall bind (i) any holder of a Claim against or Equity Interest in the Debtors and its respective successors and assigns, whether or not such Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan, (ii) any and all non-debtor parties to assumed executory contracts and unexpired leases with the Debtors, (iii) the Objectors, (iv) every other party in interest in these Chapter 11 Cases, and (v) all parties receiving property under the Plan, and their respective heirs, executors, administrators, successors, or assigns.
     8. Payment of Claims Related to Employees’ Paid Time Off. As set forth in Section 2.4 of the Plan and in accordance with the Supplemental Order (A) Authorizing the Debtors’ Use of Cash Collateral by Consent and (B) Granting Related Relief [Docket No. 1123], the Debtors or the Liquidating Trust, as the case may be, shall make payments of $4 million per month for payment of claims of the Debtors’ current or former employees on account of their paid time off (the “PTO Claims”) until all such claims are satisfied in full either through such monthly payments or in a lump-sum payment prior to the termination of the Liquidating Trust. Allowed Claims of the Debtors’ current or former employees on account of their paid time off shall have the same priority as Administrative Expense Claims under the Plan. Neither the Debtors nor the Liquidating Trust shall make any distributions to holders of Allowed Claims in Class 4(a), Class 4(b), Class 5 or Class 6 until such a time as all PTO Claims have been paid in full.
     9. Merger, Dissolution, or Consolidation of Corporate Entities. Pursuant to Section 5.2 of the Plan, on or as of the Effective Date or as soon as practicable thereafter and without the need for any further action, the Debtors or the Liquidating Trustee, as applicable may: (i) cause any or all of the Debtors to be merged into one or more of the Debtors, dissolved or otherwise consolidated, (ii) cause the transfer of assets between or among the Debtors, (iii) to the extent determined appropriate by the Debtors or the Liquidating Trustee, cause the reduction, reinstatement or discharge of any Intercompany Claim and any claim held against any Non-

Debtor Subsidiary or Affiliate by any Debtor or by any other Non-Debtor Subsidiary or Affiliate or (iv) engage in any other transaction in furtherance of the Plan.
     10. Cancellation of Existing Securities and Agreements. Pursuant to Section 5.3 of the Plan, except (a) as otherwise expressly provided in the Plan, (b) with respect to executory contracts or unexpired leases that have been assumed by the Debtors, (c) for purposes of evidencing a right to distributions under the Plan, or (d) with respect to any Claim that is reinstated and rendered unimpaired under the Plan, on the Effective Date, the Secured Credit Facility, the FFL SPA, all Equity Interests in BearingPoint, Inc. (“BE”) and other instruments evidencing any Claims against the Debtors or Equity Interests in the BE shall be deemed automatically cancelled and terminated without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors thereunder shall be discharged. All Series A Notes, Series B Notes, and Series C Notes, and the Junior Noteholder Indenture and the Series C Noteholder Indenture, shall be deemed automatically cancelled and discharged on the Effective Date, provided, however, that the Series A Notes, Series B Notes, and Series C Notes, and the Junior Noteholder Indenture and the Series C Noteholder Indenture shall continue in effect solely for the purposes of (i) allowing the Series A Noteholders, Series B Noteholders, and Series C Noteholders to receive their distributions hereunder, (ii) allowing the applicable Indenture Trustee to make the distributions, if any, to be made on account of the Series A Notes, Series B Notes, and Series C Notes, (iii) permitting the applicable Indenture Trustee to assert their Indenture Trustee Charging Lien against such distributions, in a manner consistent with the provisions of the Plan, for payment of the Indenture Trustee Fees, and (iv) allowing the applicable Indenture Trustee and holders of FFL Noteholder Claims to enforce the applicable subordination provisions contained in the applicable indentures. As soon as practicable after the Effective Date, the Debtors with the cooperation of the Indenture Trustees shall send a letter of transmittal to each holder of a Series A Note, Series B Note, and Series C Note, advising such holder of the effectiveness of the Plan and providing instructions to such holder to deliver to the Indenture Trustees such notes in exchange for the distributions to be made pursuant to the Plan. Delivery of any Series A Note, Series B Note, or Series C Note will be effected, and risk of loss and title thereto shall pass, only upon delivery of such note to the Indenture Trustees in accordance with the terms and conditions of such letter of transmittal, such letter of transmittal to be in such form and have such other provisions as the Debtors (or the Liquidating Trustee) may reasonably request. Each holder of any Series A Note, Series B Note, and Series C Note shall surrender such note to the relevant Indenture Trustee. No distribution hereunder shall be made to or on behalf of any such holder unless and until such note is received by the relevant Indenture Trustee, or the loss, theft or destruction of such note is established to the satisfaction of the relevant Indenture Trustee, including requiring such holder (i) to submit a lost instrument affidavit and an indemnity bond, and (ii) to hold the Debtors and the Indenture Trustees harmless in respect of such note and any distributions made in respect thereof. Upon compliance with Section 5.3 of the Plan by a holder of any Series A Note, Series B Note, or Series C Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered such note. Any such holder that fails to surrender such note or satisfactorily explain its non-availability to the relevant Indenture Trustee within eighteen months of the Effective Date shall be deemed to have no further Claim against the Debtors or their property, the Liquidating Trust, or the relevant Indenture Trustee in respect of such Claim and shall not participate in any distribution hereunder, and the distribution that would otherwise have been made to such holder shall be distributed by the relevant Indenture Trustee to all holders who have surrendered their notes or satisfactorily explained their non-availability to the relevant Indenture Trustee within eighteen months of the Effective Date.
     11. Notwithstanding anything herein to the contrary, the Board of Directors of BE is hereby authorized to cancel and/or terminate, without any further act or action under any applicable agreement, law, regulation, order or rule, any equity interest in BE’s Debtor affiliates or any other instruments evidencing any Claims against such Debtor affiliates. Upon cancellation or termination, any obligations of the Debtors under any such cancelled or terminated instrument shall be discharged. Further, the Board of Directors of BE authorized to issue a single equity interest in BE, and take any action in furtherance thereof, for the purpose of dissolving BE.
     12. Substantive Consolidation for Plan Purposes Only. Entry of this Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the limited substantive consolidation of the Chapter 11 Cases for the purposes of voting, confirmation and distribution as provided in this Plan. On and after the Effective Date: (i) no distributions shall be made under the Plan on account of Intercompany Claims among the Debtors except at the discretion of the Liquidating Trustee; (ii) all guarantees by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors; and (iii) each and every Claim filed or to be filed in the Chapter 11 Cases shall be deemed filed against the consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors. The limited substantive consolidation approved hereby and set forth in Section 5.4 of the Plan shall not be construed as the substantive consolidation for any purpose than that described above. A creditors’ vote to accept the Plan shall be deemed such creditors agreement to accept, as consideration for any and all Allowed Claims against any and all Debtors, the treatment specified in the Plan.
     13. Release of Funds Securing Issued Letters of Credit. Within five (5) days following the receipt by Wells Fargo Bank, N.A., or Wells Fargo Foothill LLC, as applicable (the “LC Agent”) from the Debtors or the Liquidating Trustee, as applicable, of a written request therefor, the LC Agent shall transfer funds equal in amount to 105% of the amount of any terminated Letter of Credit from the LC Cash Collateral Account to an account designated by the Debtors or the Liquidating Trustee, as applicable, in such written request; provided that (i) the aggregate amount of Cash Collateral on deposit in the LC Cash Collateral Account shall remain equal to or exceed 105% of the outstanding Letters of Credit after taking into account any such termination and (ii) if the fifth day following the receipt by LC Agent of such written notice shall be a day other than a Business Day, such transfer shall be made no later than the next succeeding Business Day. At such time as there are no outstanding Letters of Credit, LC Agent will transfer all remaining funds (including, without limitation, interest income earned on the cash collateral on deposit in the LC Cash Collateral Account, but exclusive of any fees owing to LC Agent) to an account designated in writing by the Debtors or the Liquidating Trustee, as applicable. If, at any point, the funds in the LC Cash Collateral Account exceed 105% of the amount of the outstanding Letters of Credit, plus any fees owing to LC Agent, LC Agent, upon written request of the Debtors or the Liquidating Trustee, as applicable, shall transfer such excess funds to an account designated in such written request by the Debtors or the Liquidating Trustee, as applicable.

     14. The Liquidating Trust. On or before the Effective Date, the Liquidating Trust Agreement shall be executed by the Debtors and the Liquidating Trustee. In addition, the parties will take all other steps necessary to establish the Liquidating Trust and the Beneficial Interests therein. In the event of any conflict between the terms of Section 5.7 of the Plan and the terms of the Liquidating Trust Agreement, the terms of the Plan shall govern. The Liquidating Trust Agreement may provide powers, duties and authorities in addition to those explicitly stated in the Plan, but only to the extent that such powers, duties and authorities do not affect the status of the Liquidating Trust as a liquidating trust for United States federal income tax purposes. The Liquidating Trust Assets shall be transferred to the Liquidating Trust in accordance with the provisions of the Plan and the Liquidating Trust Agreement. John DeGroote is hereby appointed as Liquidating Trustee.
     15. Vesting of Property in the Liquidating Trust. Except as otherwise provided in the Plan and/or this Order, on the Effective Date, all property of the Debtors’ Estates shall vest in the Liquidating Trust, free and clear of all Claims, Interests, liens and encumbrances of any kind.
     16. Nahigian Escrow. Notwithstanding anything in the Plan or herein, the funds that have been escrowed in connection with the adversary proceeding filed by Nahigian Strategies, LLC (Nahigian Strategies, LLC v. BearingPoint, Inc., Adv. Pro. 09-01390 REG), shall remain in the escrow account where they are currently being held, subject however to a determination in the adversary proceeding of Nahigian’s entitlement to the funds, and any appeals thereof, or agreement of Nahigian and the Debtors, with the consent of the Creditors’ Committee or the Liquidating Trustee, to the contrary.
     17. Notwithstanding anything in the Plan or herein, all of the Debtors’ books, records and other documents relating to the securities class action entitled In re BearingPoint, Inc.

Securities Litigation, Civil Action No. 1:05-cv-00454 (E.D. Va.) (the “Securities Litigation”) shall be maintained by the Debtors or the Liquidating Trustee, as applicable, in the same manner as such are currently maintained, for a period of sixty (60) days following the effective date of the Plan, or as otherwise agreed to by the Debtors or the Liquidating Trustee, as applicable, and the Lead Plaintiffs (as defined herein) or as otherwise ordered by the Bankruptcy Court; provided, however, that all rights of the Lead Plaintiffs with respect to the disposition of the Debtors’ books, records and other documents relating to the Securities Litigation are preserved.
     18. Insurance Policies. Notwithstanding anything contained in the Plan to the contrary, the Debtors’ insurance policies, and any agreements, documents or instruments relating thereto, shall not be considered executory contracts subject to rejection pursuant to Section 8.1 of the Plan. To the extent any of the Debtors’ insurance policies are deemed executory contracts, they are hereby deemed assumed by the Debtors.
     19. Distributions Under the Plan. All distributions pursuant to the Plan shall be made in accordance with Article VI of the Plan; provided, however, that the Debtors shall not make any distributions under $100.00 unless a written request therefor is made to the Liquidating Trustee.
     20. Treatment Is in Full Satisfaction. All distributions under the Plan shall be made in accordance with the Plan and the Liquidating Trust Agreement. The treatment set forth in the Plan is in full satisfaction of the legal, contractual and equitable rights (including any liens) that each entity holding a Claim or Equity Interest may have in or against the Debtors, the Estates, the Liquidating Trust or the Liquidating Trustee, or their respective property. This treatment supersedes and replaces any agreements or rights those entities may have in or against the Debtors, the Estates, the Liquidating Trust and the Liquidating Trustee, or their respective property.
     21. Disputed Claims. The provisions of Article VII of the Plan, including, without limitation, the provisions governing procedures for resolving Disputed Claims, are fair and reasonable and are approved.
     22. Assumption or Rejection of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). Pursuant to Section 8.1 of the Plan, all executory contracts and unexpired leases that exist between the Debtors and any person or entity shall be deemed rejected by the Debtors as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date and (ii) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or notice of proposed assumption and assignment has been served pursuant to this Court’s Order Authorizing the Debtors’ to Establish Procedures in Aid of the Assumption, Assignment and Sale of Certain Public Service and Commercial Service Contracts [Docket No. 942, 1114], prior to the Confirmation Date, (iii) that is subject to deferred rejection in accordance with Section 8.2 of the Plan, or (iv) that is specifically designated as a contract or lease to be assumed on Schedules 8.01(A) (executory contracts) or 8.01(B) (unexpired leases), which schedules shall be contained in the Plan Supplement. The listing of a document on Schedules 8.01(A) or 8.01(B) of the Plan shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.
     23. Approval of Assumption or Rejection of Executory Contracts and Unexpired Leases. Entry of this Order shall, subject to and upon the occurrence of the Effective Date,

constitute the approval, pursuant to sections 365(a) and 1123 of the Bankruptcy Code, of the assumption, assignment, or rejection, as the case may be, of the executory contracts and unexpired leases assumed, assigned, or rejected pursuant to Section 8.1 of the Plan. The effect of confirmation of the Plan, the results thereof, and the transactions resulting therefrom or any other effect of these chapter 11 case, shall not be and are not a “change of control” and shall not trigger any such or similar provision of any of the executory contracts and unexpired leases assumed and assigned pursuant to the Plan.
     24. Cure of Defaults. Except to the extent that different treatment has been agreed to by the nondebtor party or parties to any executory contract or unexpired lease on Schedule 8.01(A) or 8.01(B) to be assumed pursuant to Section 8.1 of the Plan, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within at least (20) days prior to the later of (a) the hearing on the Debtors’ motion for assumption or assumption and assignment and (b) the Confirmation Hearing, file with the Bankruptcy Court and serve by first class mail on each non-debtor party to such executory contracts or unexpired leases pursuant to Section 8.1 of the Plan, a notice, which shall include, on Schedule 8.01(A) or 8.01(B) the cure amount as to each executory contract or unexpired lease to be assumed. The parties to such executory contracts or unexpired leases to be assumed or assumed and assigned by the Debtors shall have until the objection deadline to the Plan to file and serve any objection to assumption or the cure amounts listed by the Debtors. If there are any objections filed, the Bankruptcy Court shall hold a hearing on a date to be set by the Bankruptcy Court. Notwithstanding Section 8.1 of the Plan, the Debtors shall retain their rights to reject any of their executory contracts or unexpired leases that are subject to a dispute concerning amounts necessary to cure any defaults through the Effective Date.
     25. Oracle Contracts. Notwithstanding anything to the contrary in the Plan, Plan Supplement, or this Order, all of the Debtors’ contracts with Oracle USA, Inc., or its affiliates or subsidiaries (the “Oracle Contracts”) that have not already been rejected shall be subject to deferred rejection subject to Article VIII of the Plan until such time as all of the objections filed by Oracle in this case (the “Oracle Objections”) are withdrawn, overruled or otherwise resolved; provided, however, that if any or all of the Oracle Objections are resolved in a manner that permits the assignments of any or all of the Oracle Contracts, those contracts will no longer be subject to deferred rejection and will be assigned to the Debtors’ proposed assignee. If the Debtors and Oracle cannot resolve the Oracle Objections within 60 days from December 17, 2009, Oracle or the Debtors may request a hearing to address the Oracle Objections. For avoidance of doubt, notwithstanding anything to the contrary in this Order, the Oracle Objections are specifically preserved.
     26. Deloitte APA Documents. Notwithstanding any language in the Plan, this Order or any related documents, any executory contract that was to be assigned to Deloitte LLP or its designee pursuant to Asset Purchase Agreement, dated March 23, 2009, among Deloitte LLP, BearingPoint, Inc., and other signatories thereto and the documents, agreements, or undertakings entered into in contemplation thereof, as contemplated thereby, or otherwise relating thereto (as such may have been amended, restated, supplemented, or otherwise modified, the “Deloitte APA Documents”) that is subject to the Anti-Assignment Act, 41 U.S.C. § 15 et seq., and for which the novation and administrative modification process has not been completed as of the Effective Date shall (i) not be rejected pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code or (ii) transferred to the Liquidating Trust pursuant to Section 5.7(c) and 5.7(d)(i), provided, however, in no event will BearingPoint, Inc. be prevented from taking any action, including any action described above, that in the reasonable judgment of the Liquidating Trustee, is necessary or desirable for the orderly dissolution of BearingPoint Inc. and its subsidiaries on or after July 1, 2010.
     27. Inclusiveness. Unless otherwise specified on Schedules 8.01(A), 8.01(B) or 8.02 of the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 8.01(A), 8.01(B) or 8.02.
     28. Bar Date for Filing Proofs of Claim Relating to Executory Contacts and Unexpired Leases Rejected Pursuant to the Plan. If the rejection of an executory contract or unexpired lease by the Debtors under the Plan results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors, or its properties or agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon the attorneys for the Debtors or on and after the Effective Date, the Liquidating Trustee, no later than thirty (30) days after the later of (a) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (b) notice of entry of this Confirmation Order, (c) notice of an amendment to Schedules 8.01(A) or (B) of the Plan Supplement (solely with respect to the party directly affected by such modification), or (d) notice of the Debtors’ election to reject under Section 8.1 of the Plan.

     29. Post-Effective Date Assets. Pursuant to Section 10.1 of the Plan, on and after the Effective Date, the Liquidating Trustee may dispose of the assets of the Liquidating Trust free of any restrictions of the Bankruptcy Code, but in accordance with the provisions of the Plan and the Liquidating Trust Agreement.
     30. Injunction. Pursuant to Section 10.4 of the Plan, except as otherwise expressly provided herein or in the Confirmation Order, all Persons or entities who have held, hold or may hold Claims against or Equity Interests in the Debtors are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against any of the Debtors or the Liquidating Trust, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Debtor or the Liquidating Trust with respect to such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against any Debtor or the Liquidating Trust or against the property or interests in property of any Debtor or the Liquidating Trust with respect to such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to any Debtor or the Liquidating Trust or against the property or interests in property of any Debtor or the Liquidating Trust with respect to such Claim or Equity Interest, except as contemplated or allowed by the Plan, (e) acting or proceeding in any manner in any place whatsoever, that does not conform to or comply with the provisions of the Plan, (f) commencing, continuing, or asserting in any manner any action or other proceeding of any kind with respect to any claims which are extinguished or released pursuant to the Plan, and (g) taking any actions to interfere with the implementation or consummation of the Plan.

     31. Terms of Injunction. Unless otherwise provided in this Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date, provided, however, that no such injunction or stay shall preclude enforcement of parties’ rights under the Plan and the related documents.
     32. Lead Plaintiffs’ Right to Proceed Against Available Insurance. Nothing in the Plan or in any Order confirming the Plan shall preclude the lead plaintiffs (the “Lead Plaintiffs”) in the Securities Litigation and any class (the “Class”) certified therein from pursuing their claims against the Debtors solely to the extent of available insurance coverage and proceeds. The claims of the Lead Plaintiffs and the Class against the Debtors, solely to the extent of available insurance, are preserved and not discharged by the Plan.
     33. Exculpation. Notwithstanding anything herein to the contrary, as of the Effective Date none of the Debtors, the Liquidating Trust, the Liquidating Trustee, the Indenture Trustees (solely in their capacity as such), the members of the Creditors’ Committee (solely in their capacity as such), and their respective officers, directors, employees, managing directors, accountants, financial advisors, investment bankers, agents, restructuring advisors, and attorneys, and each of their respective agents and representatives (but solely in their capacities as such) shall have or incur any liability for any Claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Chapter 11 Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Chapter 11 Cases, the Plan (or any prior proposed version of the Plan), the Disclosure Statement or any contract, instrument, document or other agreement related thereto; and such claims shall be deemed expressly waived and forever relinquished as of the Effective Date; provided, however, that the foregoing shall not affect the liability of any Person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, intentional fraud, or criminal conduct of any such person or entity. Provided, further, (i) that nothing herein shall limit the liability of the Debtors’ professionals to their clients contrary to the requirements of Rule 1.8(h)(1) of the New York Rules of Professional Conduct. N.Y. Comp. Code R. & Regs., Tit. 22, Sect. 1200.8 and (ii) that nothing in the Plan or this Order shall exculpate or release any party from any liability to the United States Government or any of its agencies, including any liabilities arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States, or otherwise enjoin or impair the ability of the United States from bringing any claim, suit, action or other proceedings against any party regarding such liability.
     34. Limited Releases.
a.	Effective as of the date hereof, but subject to the occurrence of the Effective Date and the provisions of this Order, and in consideration of the services and other consideration provided by the present and former directors, officers, members, employees, managing directors, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives of or to the Debtors, the Secured Lenders, the Indenture Trustees, and the members of the Creditors’ Committee, who acted in such capacities after the Commencement Date (but not limited to such postpetition actions), John DeGroote, and each present or former director of any of the Debtors’ nondebtor subsidiaries organized or incorporated outside of the United States of America; (x) the Debtors; (y) the Secured Lenders; and (z) each holder of a Claim or Equity Interest regardless of whether such holder abstained from voting or voted to accept or voted to reject the Plan, shall be deemed to release unconditionally and forever (a) John DeGroote and each present or former director of any of the Debtors’ nondebtor subsidiaries organized or incorporated outside of the United States of America from any and all Claims or causes of action whatsoever through the Effective Date; provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct, gross negligence, intentional fraud, or criminal conduct of any such person or entity; and (b) each present or former director, officer, member, employee, affiliate, agent, financial advisor, restructuring advisor, attorney and representative (and their respective affiliates) of the Debtors, the Secured Lenders (solely in that capacity), the Indenture Trustees (solely in that capacity), and the members of the Creditors’ Committee (solely in that capacity) who acted in such capacity after the Commencement Date, and each of their respective officers, directors, agents, advisors, and professionals (but, in each case, solely in their capacities as such) from any and all Claims or causes of action whatsoever accruing on or after the Commencement Date in connection with, related to, or arising out of the Debtors’ restructuring or reorganization efforts, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided, however that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct, gross negligence, intentional fraud, or criminal conduct of any such person or entity. Provided, further, that nothing herein shall limit the liability of the Debtors’ professionals to their clients contrary to the requirements of Rule 1.8(h)(1) of the New York Rules of Professional Conduct. N.Y. Comp. Code R. & Regs., Tit. 22, Sect. 1200.8.

b.	Effective as of the date hereof, but subject to the occurrence of the Effective Date, and in consideration of the services of the present and former directors, officers, members, employees, managing directors, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives of or to the Debtors, the Secured Lenders, the Indenture Trustees, and the members of the Creditors’ Committee, who acted in such capacities after the Commencement Date (but not limited to such postpetition actions), each holder of a Claim that voted to accept the Plan (or is deemed to have accepted the Plan) shall be deemed to release unconditionally and forever each present or former director, officer, member, employee, affiliate, agent, financial advisor, restructuring advisor, attorney and representative (and their respective affiliates) of the Debtors, the Secured Lenders (solely in that capacity), the Indenture Trustees (solely in that capacity), and the members of the Creditors’ Committee (solely in that capacity) who acted in such capacity after the Commencement Date, and each of their respective officers, directors, agents, advisors, and professionals (but, in each case, solely in their capacities as such) from any and all Claims or causes of action whatsoever in connection with, related to, or arising out of the Debtors’ restructuring or reorganization efforts on or after January 18, 2008; provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct, gross negligence, intentional fraud, or criminal conduct of any such person or entity. Provided, further, that nothing herein shall limit the liability of the Debtors’ professionals to their clients contrary to the requirements of Rule

1.8(h)(1) of the New York Rules of Professional Conduct. N.Y. Comp. Code R. & Regs., Tit. 22, Sect. 1200.8.

c.	Notwithstanding anything contained in the Plan, this Court (and the United States District Court for the Southern District of New York) shall retain exclusive jurisdiction to adjudicate any and all claims or causes or action brought by (a) the Debtors (or the Liquidating Trustee, as applicable) and the Secured Lenders or (b) each holder of a Claim or Equity Interest against any party granted a limited release in subparagraphs 34(a) and 34(b), above.
     35. Except as provided in Section 10.8(a) of the Plan, nothing contained in any other section of the Plan shall be deemed a release waiver or discharge of any claims, demands, debts, rights, causes of action or liabilities held by the estates or the Liquidating Trust (pursuant to Section 5.7 of the Plan) against any current or former directors or officers of the Debtors for fraud, negligence, corporate waste, abuse, mismanagement, or for breach of fiduciary or other duties under Delaware, New York, or other applicable state or federal law, including, but not limited to, any act or failure to act in connection with: (i) from January 2007 through and including January 18, 2008, a potential transaction for the merger, sale or acquisition of the BearingPoint or any component part thereof; (ii) the merger and/or acquisition of additional foreign and/or domestic subsidiaries from December 1999 through and including January 18, 2008; (iii) the operations of BearingPoint, including, without limitation, accounting, internal controls, and financial reporting from January 2000 through and including January 18, 2008; and (iv) the Debtors’ secured debt financings, including, without limitation, credit facilities entered into in 2004, 2005 and 2007.
     36. Non-Debtor Defendants in Securities Litigation. Nothing in the Plan or in any Order confirming the Plan shall affect, release, enjoin or impact in any way the prosecution of the claims asserted against any non-Debtor, including the non-Debtor defendants in the Securities Litigation.

     37. Causes of Action/Avoidance Actions/Objections. Other than any releases granted herein and by this Order or by Final Order of the Bankruptcy Court, as applicable, from and after the Effective Date, the Liquidating Trust shall have the right to prosecute any and all Causes of Action including, but not limited to, any and all avoidance or equitable subordination actions, recovery causes of action and objections to Claims under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code that belong to the Debtors or Debtors in Possession.
     38. Conditions to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Section 9.1 of the Plan are satisfied or waived pursuant to Section 9.2 of the Plan.
     39. Retention of Jurisdiction. Pursuant to Article XI of the Plan, the Bankruptcy Court shall retain and have exclusive jurisdiction over any matter arising under the Bankruptcy Code and arising in or related to these Chapter 11 Cases or the Plan, to the fullest extent as is legally permissible.
     40. Effectuating Documents and Further Transactions. On or before the Effective Date, and without the need for any further order or authority, the Debtors shall file with the Bankruptcy Court or execute, as appropriate, such agreements and other documents that are in form and substance satisfactory to them as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. As of the Effective Date, the Liquidating Trust is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

     41. Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the managers or directors of one or more of the Debtors, as the case may be, shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the states in which the Debtors are incorporated or established, without any requirement of further action by the managers or directors of the Debtors.
     42. Settlement of Claims. Pursuant to Section 5.1 of the Plan and Bankruptcy Rule 9019, in consideration for the classification, distribution, resolution of intercompany claims, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. All Plan distributions made to creditors holding Allowed Claims in any class are intended to be and shall be final, and, subject to the provisions of Article IV, no Plan distribution to the holder of a Claim in one class shall be subject to being shared with or reallocated to the holders of any Claim in another class by virtue of any prepetition collateral trust agreement, shared collateral agreement, subordination agreement, other similar inter-creditor arrangement or deficiency claim.
     43. Withholding and Reporting Requirements. Pursuant to Section 12.2 of the Plan, in connection with the Plan and all instruments issued in connection therewith and distributed thereon, any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any United States federal, state or local tax law or taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.
     44. Modification. Pursuant to Section 12.4 of the Plan, alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtors at any time prior to the Confirmation Date, provided that (a) the Debtors have provided the Creditors’ Committee with notice of such alterations, amendments or modifications and the Creditors’ Committee has consented; (b) the Plan, as altered, amended or modified satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code; and (c) the Debtors shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that (x) the Debtors have provided the Creditors’ Committee with notice of such alterations, amendments or modifications and the Creditors’ Committee has consented; (y) the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code; and (z) the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan, subject to the consent of the Creditors’ Committee, without further order or approval of the Bankruptcy Court, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests and the Creditors’ Committee has consented to such alteration or modification. For the avoidance of doubt, the foregoing shall not constitute a waiver of any rights that any party may have with respect to modification of the Plan under section 1127 of the Bankruptcy Code.
     45. Payment of Statutory Fees. All fees payable under section 1930 of chapter 123 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.
     46. Post-Effective Date Fees and Expenses. From and after the Confirmation Date, the Liquidating Trust, shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, be authorized to pay the reasonable fees and expenses of professional persons thereafter incurred by them.
     47. Indenture Trustee as Claim Holder. Consistent with Bankruptcy Rule 3003(c), the Liquidating Trustee shall recognize a proof of Claim filed by the Series C Noteholder Indenture Trustee or the Junior Noteholder Indenture Trustee in respect of the Series C Noteholder Claims or the Junior Noteholder Claims, as applicable. Accordingly, any Claim, proof of which is filed by the registered or beneficial older of such Claim, may be disallowed as duplicative of the Claim of the applicable Indenture Trustee, without need for any further action or Bankruptcy Court Order.
     48. Dissolution of the Creditors’ Committee. On the Effective Date, the Creditors’ Committee appointed in the Chapter 11 Cases shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of such Creditors’ Committee’s attorneys, accountants and other agents, if any, shall terminate other than for purposes of (i) filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith, and (ii) reviewing and objecting to the applications of other parties for the allowance of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.
     49. Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.
     50. Professional Compensation and Reimbursement. All entities seeking awards by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file, on or before the date that is sixty (60) days after the Effective Date their respective applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred and (b) be paid in full by the Liquidating Trustee, in Cash, in such amounts as are Allowed by the Bankruptcy Court in accordance with the order relating to or allowing any such Administrative Expense Claim or upon such other terms as may be mutually agreed upon between the holder of such Administrative Expense Claim and the Debtors or, if on or after the Effective Date, the Liquidating Trustee. The Liquidating Trust is authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Confirmation Date in the ordinary course of business and without the need for Bankruptcy Court approval.
     51. Notice of Entry of Confirmation Order. Pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), the Debtors or the Liquidating Trustee, as the case may be, shall file and serve notice of entry of this Order in substantially the form annexed hereto as Exhibit “B” (the “Notice of Confirmation Order”) on all creditors and interest holders, the United States Trustee for the Southern District of New York, the attorneys for the Creditors’ Committee, and other parties in interest, by causing the Notice of Confirmation Order to be delivered to such parties by first-Class mail, postage prepaid, within 10 business days after entry of this Order. The Notice of Confirmation Order shall also be posted on the website of the Debtors’ Court-appointed voting and tabulation agent, GCG, at: http://bearingpointinfo.com. Such notice is adequate under the particular circumstances and no other or further notice is necessary. The form of Notice of Confirmation Order substantially in the form annexed hereto as Exhibit B is approved.
     52. Notice of the Effective Date. As soon as practicable after the occurrence of the Effective Date, the Liquidating Trustee shall file notice of the occurrence of the Effective Date and shall serve a copy of same on all parties entitled to receive notice pursuant to these Chapter 11 Cases.
     53. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

     54. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein shall be applicable to such exhibit), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to its principles of conflict of laws.
     55. Stay of Confirmation. The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of 14 days after entry of the order is hereby waived. This Confirmation Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(g), 6006(d), or 7062.
     56. Conflicts Between Order and Plan. The provisions of the Plan and this Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Order that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Order shall govern and any provision of this Order shall be deemed a modification of the Plan and shall control and take precedence. The provisions of this Order are integrated with each other and are non-severable and mutually dependent.

     57. Final Order. This Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.
Dated:	New York, New York December ___, 2009

UNITED STATES BANKRUPTCY JUDGE

Exhibit A
The Plan

Exhibit B
Notice of Confirmation

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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:
In re	:	Chapter 11 Case No.
:
BEARINGPOINT, INC., et al.,	:	09 — 10691 (REG)
:
Debtors.	:	(Jointly Administered)
:
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NOTICE OF ENTRY OF ORDER CONFIRMING
DEBTORS’ SECOND MODIFIED AMENDED JOINT PLAN UNDER
CHAPTER 11 OF THE BANKRUPTCY CODE, DATED DECEMBER 17, 2009
TO ALL CREDITORS, EQUITY INTEREST
HOLDERS AND PARTIES IN INTEREST:
          PLEASE TAKE NOTICE that an order (the “Confirmation Order”) confirming the Debtors’ Second Modified Amended Joint Plan Under Chapter 11 of the Bankruptcy Code (as amended, the “Plan”) [Docket No. 1394], of BearingPoint, Inc. and certain of its affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”), was entered by the Honorable Robert E. Gerber, United States Bankruptcy Judge, and docketed by the Clerk of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on December 18, 2009. Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.
          PLEASE TAKE FURTHER NOTICE that the Confirmation Order is available for inspection in the office of the Clerk of the Bankruptcy Court at the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004. The Confirmation Order is also available on The Garden City Group, Inc. website, at: http://bearingpointinfo.com/.
          PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Liquidating Trustee, any entity acquiring or receiving property or a distribution under the Plan, and any holder of a Claim against or equity interest in the Debtors, including all governmental entities, whether or not the Claim or equity interest of such holder is impaired under the Plan and whether or not such holder or entity has accepted the Plan.

Dated:	New York, New York December , 2008
WEIL GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Attorneys for the Debtors
   and Debtors in Possession

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